UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GreenHunter Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1048 Texan Trail

Grapevine, TX 76051

Notice of Annual Meeting of Stockholders

To our Stockholders:

You are hereby notified that our 2014 Annual Meeting of Stockholders of GreenHunter Resources, Inc. (the “Company”) will be held at our corporate offices located at 1048 Texan Trail, Grapevine, Texas 76051, on December 19, 2014, at 10:00 A.M., Central Time (CST), for the following purposes:

(1)	To elect one (1) Director for a term of three (3) years or until her respective successor is duly qualified and elected;

(2)	To ratify certain restricted stock grants to independent board members and certain officers;

(3)	To make an advisory vote for the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K;

(4)	To make an advisory vote as to whether future advisory votes on executive compensation should be held every one, two, or three years;

(5)	To ratify the appointment of BDO USA, LLP as the Company’s independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 2014; and

(6)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed November 4, 2014, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only holders of record of GreenHunter Resources, Inc.’s Common Stock, par value $.001 per share, are entitled to vote on all matters coming before the meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be maintained in the Company's offices at 1048 Texan Trail, Grapevine, Texas 76051 for ten days prior to the meeting.

Your vote is important. The voting stock of the Company should be represented as fully as possible at the meeting. The enclosed proxy is solicited by the Board of Directors of the Company. Whether or not you plan to attend the meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided, which requires no postage if mailed within the United States. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting. If your shares are held in a street name by a broker or bank, you will need to obtain a written proxy from the broker, bank or other nominee holding your shares to be able to vote at the meeting.

By Order of the Board of Directors

Grapevine, Texas	Gary C. Evans
November 7, 2014	Chairman

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

The accompanying Proxy Statement is dated November 4, 2014 and is first being mailed to stockholders on or about November 7, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 19, 2014. The proxy statement and annual report to stockholders are available at: www.greenhunterresources.com and www.shareholdervote.info.

GreenHunter Resources, Inc.

1048 Texan Trail

Grapevine, TX 76051

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Company's 2014 Annual Meeting of Stockholders, which will be held on December 19, 2014, at 10:00 A.M., Central Time (CST), at our corporate offices located at 1048 Texan Trail, Grapevine, Texas 76051, or any adjournment or postponement thereof.

This Proxy Statement is dated November 7, 2014 and is first being mailed to stockholders on or about November 7, 2014.

RECORD DATE AND VOTING SECURITIES OUTSTANDING

Our Board of Directors has fixed the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting as of the close of business on November 4, 2014 (the “Record Date”). Holders of the Company's Common Stock, $.001 par value (the "Common Stock"), at the close of business on the Record Date will be entitled to one vote per share on all proper business brought before the Meeting. At the close of business on the Record Date, there were outstanding 33,796,389 shares of the Company's Common Stock.

VOTING OF SECURITIES

A proxy card is included with this statement. In order to be valid and acted upon at the annual meeting, your proxy card must be received by the Corporate Secretary of GreenHunter Resources, Inc. at GreenHunter Resources, Inc., 1048 Texan Trail, Grapevine, TX 76051, or by the transfer agent, Securities Transfer Corporation, at 2591 Dallas Parkway, Suite 102, Frisco, Texas, 75034, before the time set for the holding of the meeting or any adjournment or postponement thereof.

If you submit a proxy, you may revoke it any time prior to the meeting, or if you attend the meeting personally, you may revoke your proxy at that time and vote in person. In addition, you may revoke your proxy by any later dated proxy. A later dated written proxy may be deposited at either our registered office or our principal place of business, at any time up to the time of the meeting, or with the Chairman of the meeting on the day of the meeting. However, you should note that your mere presence at the meeting will not constitute a revocation of a previously submitted proxy. If your shares are held in a street name by a broker or bank, you will need to obtain a written proxy from the broker, bank or other nominee holding your shares to be able to vote at the meeting.

The presence at the Meeting, in person or by proxy, of the holders of a majority of such outstanding shares will constitute a quorum. All matters brought before the Meeting will be decided by a majority of the shares represented in person or by proxy, except for director elections, which will be decided by a plurality of the shares represented in person or by proxy. Stockholders do not have cumulative voting rights in the election of directors. If you do not wish to vote for a particular nominee, you must clearly identify such nominee on your proxy card. We will include abstentions in the vote totals, which means that they have the same effect on each proposal as a negative vote. However, broker non-votes, if any, will not be included in the vote totals for non-routine matters and therefore will not have any effect except in ratifying the appointment of the Company’s independent auditors.

The Board of Directors does not intend to bring any matter before the meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. However, if any other matters properly come before the meeting, then the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment in such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board of Directors and "FOR" the remaining proposal(s). Our Board has designated Gary C. Evans and/or Morgan F. Johnston to serve as proxies.

PERSONS MAKING THE SOLICITATION

We will bear all the costs incurred in the preparation and mailing of the proxy, proxy statement, notice of annual meeting and annual report. In addition to solicitation by mail, our directors, officers or employees may solicit proxies by personal interviews, telephone or other means of communication. If they do so, these individuals will not receive any special compensation for these services. We may also retain a proxy solicitor1 to assist us with the distribution and solicitation of proxies for the meeting at our expense.

PROPOSAL I.

ELECTION OF DIRECTORS

The Bylaws of the Company divide the Board of Directors into three (3) classes of Directors serving staggered three-year terms, with one class to be elected at each Annual Meeting. The Board of Directors has currently set the number of board members at four. There is one member in the Class I director group, one member in the Class II director group and two members in the Class III director group.

At this year’s meeting one (1) Director from the Class II director group, Julie E. Silcock, is to be elected for a term of three (3) years, to hold office until the expiration of her term in 2017 or until a successor shall have been qualified and elected. The terms of the remaining Directors will continue as indicated below.

The shares represented by proxies, returned duly executed, will be voted, unless otherwise specified, in favor of the nominee for the Board of Directors named below. The nominee is now serving as a Director.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE AS A DIRECTOR OF THE COMPANY.

The names, ages, offices held, and period of time served as a director of each person nominated for election as a director are as follows:

Class	Name	Age	Offices Held	Director Since

I	Ronald H. Walker (1)(3)(4)	77	Director	November 2007
II	Julie E. Silcock(1)(2)	58	Director	January 2013
III	Gary C. Evans(5)	57	Chairman and CEO	December 2006
III	Roy E. Easley (2) (3)(5)	55	Director	February 2012

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating/Corporate Governance Committee
(4)	Serving until the expiration of his term in 2016 or until successor shall have been qualified and elected.
(5)	Serving until the expiration of his term in 2015 or until successor shall have been qualified and elected.

Directors

Class II Director

Julie E. Silcock – Director

Ms. Silcock has been a director of the Company since January 8, 2013. Ms. Silcock is Managing Director and Co-Head of Houlihan Lokey’s Investment Banking practice in the Southwest and Southeast regions of the U.S. She has more than 25 years of experience advising companies on M&A, equity and debt capital market transactions, private debt and equity placements, and high-yield offerings for growth-oriented companies across all industries. She joined Houlihan Lokey in March 2009 to expand its client coverage through her broad and deep relationships with CEOs and business leaders in these regions. Ms. Silcock is based in the Dallas office.

Before joining the firm, Ms. Silcock was Founder, Managing Director, and Head of Southwest Investment Banking for Citigroup Global Markets Inc. from 2000 to early 2009. From 1997 to 2000, she was a Managing Director with Donaldson, Lufkin & Jenrette’s Investment Banking Practice in Dallas, where she executed the full range of transactions for clients in the industrial, business and financial services, energy, consumer, technology, and media and telecom sectors. From 1989 to 1997, she was a Senior Managing Director at Bear Stearns & Co. in Dallas, where she focused on growth-oriented companies in the Southwest and Southeast. During the course of her career, she has led teams on initial and a series of subsequent capital market and M&A transactions for companies that have reached significant scale, including Affiliated Computer Services, Inc. (now part of Xerox Corp.), Aleris International, Inc. (taken private by TPG Capital), Brightstar Corp., Cinemark, Inc., Compaq Computer Corp. (now part of Hewlett-Packard Co.), Dean Foods Co., Outdoor Systems (now part of Clear Channel Communications Inc.), Ubiquitel, Inc. (Sprint affiliate sold to Sprint Nextel Corp.), and United Insurance Co. (now part of Aon PLC). Ms. Silcock began her career at Credit Suisse Group in New York in the Mergers and Acquisitions Group.

Ms. Silcock graduated cum laude with a B.A. from Princeton University and earned an MBA from the Stanford Graduate School of Business. She remains active with both Princeton and Stanford (Co-Chairman of Stanford’s 25th Reunion Fundraising Campaign in 2010), and is on the Board of the United States Ski and Snowboard Association, which supports Olympic athletes. She was formerly on the Board of Mesa Airlines, a publicly traded company. She is currently a member of Women Corporate Directors (WCD), an organization of women who serve on public company Boards.

Our Board of Directors recommends that stockholders vote "FOR" the foregoing director. Unless otherwise directed by a proxy marked to the contrary, it is the intention of management to vote proxies FOR the election of the foregoing nominee as a director.

Class I Director

Ronald H. Walker – Director

Ronald H. Walker has been a director of the company since November 1, 2007. Mr. Walker currently serves as the President of the Richard Nixon Foundation. Prior to his retirement in 2001, Mr. Walker was a senior partner with Korn/Ferry International, the world’s largest executive search firm, for over 20 years. At Korn/Ferry, Mr. Walker’s client base included the Fortune 100 companies. Mr. Walker’s extensive record of government services includes Special Assistant to the President of the United States from 1969 to 1972 where he was the founder and first director of the White House Advance Office. In this position, he was responsible for planning and coordinating all Presidential travel both domestic and international. Those visits included all 50 states and 25 countries. He personally directed the preparations for the President’s historic trips to the People’s Republic of China and Russia.

President Nixon appointed Mr. Walker the 8th Director of the National Park Service in December 1972 where he served until 1975. In this position, he was charged with the preservation and care of the country’s 300 National Park System areas encompassing 300 million acres of land. He administered a budget of $350 million and managed 15,000 employees who served the 230 million people that visit America’s parklands annually.

Mr. Walker previously served as a consultant to the White House Personnel Office. He has also served as a senior advisor to four Presidents and on Special Diplomatic assignments abroad. In addition, he has served as a senior advisor to nine Republican Conventions, highlighted by his Chairmanship and position of CEO of the 1984 Republican National Convention held in Dallas, Texas. At the request of President Ronald Reagan, he also chaired the 50th Presidential Inauguration.

Mr. Walker has served on numerous Boards, both public and private, including being a public sector member of the United States Olympic Committee (USOC), the National Collegiate Athletic Association (NCAA), Kennedy Center, Vice Chair of the President’s Council on Physical Fitness and Sports, past chairman of the Freedom’s Foundation at Valley Forge, the National Park Foundation, Grand Teton National Park Foundation, Ford’s Theatre, and Vice Chairman of the Bicentennial of the U.S. Constitution.

Mr. Walker is a distinguished graduate from the University of Arizona with a BA in Government and American History. He also served in the US Army reaching the rank of Captain.

 Class III Directors

Gary C. Evans – Chairman

Gary C. Evans is the Chairman and founder of GreenHunter Resources. Mr. Evans served as the Company’s President from inception until October 1, 2009 and as its CEO from inception until January 2013. He has served as the Company’s interim CEO since January 15, 2014.

Gary C. Evans presently serves as Chairman of the Board and Chief Executive Officer of Magnum Hunter Resources Corporation (NYSE: “MHR”), a Houston based oil and gas exploration and production company specializing in unconventional resource plays in North America where he has held that position since taking over the Company in May 2009. Mr. Evans previously founded and served as the Chairman and Chief Executive Officer of Magnum Hunter Resources Inc. (MHRI), a NYSE listed company, for twenty years before selling MHRI to Cimarex Energy for approximately $2.2 billion in June 2005. Mr. Evans is an Individual Trustee of TEL Offshore Trust, a publicly listed oil and gas trust, and is a Director of Novavax Inc., a NASDAQ listed clinical-stage vaccine biotechnology company. Mr. Evans was recognized by Ernst and Young as the Southwest Area 2004 Entrepreneur of the Year for the Energy Sector and was subsequently inducted into the World Hall of Fame for Ernst & Young Entrepreneurs. Mr. Evans was also recognized as the Energy Industry Leader of the year in 2013 and chosen by Finance Monthly in 2013 as one of the most respected CEO’s. Mr. Evans was recently chosen as the Best CEO in the “Large Company” category by Texas Top Producers in 2013. He additionally won the Deal Maker of the Year Award in 2013 by Finance Monthly. Mr. Evans serves on the Board of the Maguire Energy Institute at Southern Methodist University and speaks regularly at energy industry conferences around the world on the current affairs of the oil and gas industry.

Roy E. Easley – Director

Mr. Easley has served as a Director of the Company since February 2012. Mr. Easley has over 32 years of business development and executive management experience in the oil and natural gas exploration and production industry. Mr. Easley is the Vice President – Exploration and Development for Bopco, L.P. Previously, Mr. Easley served in various roles with Hunt Oil Company including Senior Vice President of Hunt’s U.S. Exploration, U.S. Exploration and Production and Gulf Coast/Gulf of Mexico operations. Prior to Hunt, Mr. Easley was Director of Business Development for Chieftain International where he was responsible for acquisitions as well as assisting the Chief Operating Officer in management of the Company’s Gulf of Mexico business activities. Mr. Easley was also associated with Tana Oil and Gas Corporation and he began his career with Exxon Company USA after graduating from the University of Texas at Austin with a Bachelor of Science Degree in Geological Sciences. Mr. Easley is a member of IPAA and recently served as Vice President and Director of the Dallas Petroleum Club

PROPOSAL II.

RATIFICATION OF RESTRICTED STOCK GRANTS TO INDEPENDENT DIRECTORS AND CERTAIN OFFICERS

During 2009, the Board of Directors first made a determination to defer any future cash payments for acting as a board member until such time as the Company achieved successful operations. The independent directors received their compensation for acting as a Board member in restricted common stock of the Company for the years 2009 through 2013. Due to the continued hard work and dedication of the independent board members in assisting the Company in overcoming its struggles during a difficult economic environment, the Board approved the following independent board members to receive a restricted stock grant in lieu of receiving their annual cash retainer amounts for fiscal year 2014: Julie E. Silcock and Roy E. Easley. Mr. Walker elected to take his 2014 annual retainer in cash. The independent members of the Board are entitled to receive an annual cash retainer of $50,000 per year, or $12,500 per quarter. The number of shares to be received for the fourth quarter of 2013 was calculated based upon the closing price of the Company’s stock on the last trading day of 2013. The number of shares to be received for all amounts earned for the first two quarters of 2014 was calculated based upon the Company’s closing common stock price as of the last day of the quarter for the first and second quarters of 2014.

The Board believed that the overall objective for our restricted stock grants was to provide an equitable and competitive means to compensate our independent directors for their contribution to our long-range success while aligning the interests of our directors with the interests of our stockholders, by linking the long-term value of the compensation to stockholder returns.

Two independent Directors, Roy E. Easley and Julie Silcock, shall receive the following amount of restricted common shares in lieu of receiving their cash retainer fees for the fourth quarter of 2013 and the first two quarters of 2014: Roy E. Easley – 29,975 shares and Julie Silcock – 29,975 shares. Ron Walker, shall receive 10,776 shares for the fourth quarter of 2014.

On April 24, 2014, the Board reviewed the various acts of financial credit support which Mr. Gary C. Evans rendered on behalf of the Company during fiscal years 2012 through 2014. Such acts included, but were not limited to the following:

●	Mr. Evans entered into a formal Letter Agreement with the Company whereby he guaranteed the Company’s liquidity needs for 2012 and 2013 in an amount not to exceed $1 million.
●

On December 12, 2013, Mr. Evans loaned the Company $1.5 million, on an unsecured basis. These loans were necessary to fund ongoing operations. As consideration for the loan, Mr. Evans also received 107,142 warrants to purchase common stock of the Company at an exercise price of $.01 per share. The common stock purchase warrants expire December 12, 2018.

●	On January 1, 2014, Mr. Evans entered into another formal Letter Agreement with the Company whereby he guaranteed the Company’s liquidity needs for fiscal 2014 in an amount not to exceed $2.0 million.

The Board reviewed such acts and considered the impact such acts had in sustaining the Company’s viability and protecting shareholder value. Upon review, the Board determined that it was in the best interest of this Company to compensate Mr. Evans for his substantial credit support for the benefit of the Company. The Board granted Mr. Gary C. Evans 1.25 million shares of restricted common stock of the Company.

As part of the provisions of the $1.5 million promissory note with Mr. Evans, Mr. Evans has the right to convert the accrued interest on the Note into shares of restricted common stock of the Company pursuant to the following terms:

●

The accrued and unpaid interest on this Note through March 11, 2014 is convertible at the option of the Holder, in whole, but not in part, into one share of Common Stock of the Maker for each one dollar of interest accrued on such principal at a conversion price equal to the volume weighted average closing price of the Company’s common stock over the thirty day period prior to March 11, 2014 as traded on the NYSE MKT; and

●

The accrued and unpaid interest on this Note from March 12, 2014 through April 30, 2014 is convertible at the option of the Holder, in whole, but not in part, into one share of Common Stock of the Maker for each one dollar of interest accrued on such principal at a conversion price equal to the volume weighted average closing price of the Company’s common stock over the thirty day period prior to April 30, 2014 as traded on the NYSE MKT.

Mr. Evans has elected to receive this accrued interest in shares of restricted common stock. The number of restricted shares that Mr. Evans will receive based on the above terms is 72,841 shares of common stock.

Also at the April 24, 2014 Board meeting, the Board granted the following officers shares of restricted common stock of the Company as a bonus for their accomplishments on behalf of the Company during 2013. As part of an employees’ overall compensation package, the Board believes it is in the best interest of the Company to compensate key executives with common stock of the Company in order to align the interests of the employees with shareholders The following officers were granted the following shares of restricted common stock as a bonus for their achievements in the fiscal year 2013:

Officer	Number of Shares

Gary C. Evans	250,000
Kirk J. Trosclair	100,000
Morgan F. Johnston	10,000
Ronald McClung	25,000
Robert Sloan	10,000
John Jack	20,000
Rick Zickefoose	20,000
Paul Falgoust	10,000

Each officer and director understands that: (i) the shares of common stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, (b) sold, assigned or transferred pursuant to an exemption from such registration, provided that upon the request of the Company, the officer delivers to the Company an opinion of counsel, in a form reasonably acceptable to the Company, confirming the availability of such exemption, or (c) the officer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (“SEC”) thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

The restricted stock and warrant grants to independent board members and the above described officers by the Board of Directors requires the affirmative vote of a majority of the votes cast at the annual meeting, without regard to broker non-votes or proxies as to which shareholders abstain.

Our Board of Directors recommends that you vote "FOR" the ratification of the restricted stock and warrant grants to independent directors and the above described officers. Proxies will be so voted unless stockholders specify otherwise in their proxies.

PROPOSAL III.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the meeting, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, shareholders will be asked to vote on a non-binding resolution to approve the compensation of the executive officers named in the Summary Compensation Table (the Company’s “Named Executive Officers”). Under rules issued by the SEC, the Company’s first advisory vote to approve executive compensation should have been held at the Company’s annual meeting on December 18, 2013. The Company inadvertently failed to implement this new requirement.

The compensation program for the Company’s Named Executive Officers is developed by the Compensation Committee of the Board of Directors, which is comprised exclusively of non-employee directors. The Compensation Committee recommends Named Executive Officer compensation to the full Board of Directors for its approval. The Company’s overall approach to executive compensation includes a competitive base salary and bonus opportunity along with a significant equity component to ensure that the Named Executive Officers’ interests are aligned with the long-term interests of the Company’s shareholders.

Our Board of Directors recommends that you cast an advisory vote "FOR" the following resolution:

RESOLVED, that the compensation paid to the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, the compensation disclosure rules of the SEC, compensation tables and narrative discussion, is hereby APPROVED.

Proxies will be so voted unless stockholders specify otherwise in their proxies.

PROPOSAL IV.

FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the meeting, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, shareholders will be asked to cast a non-binding advisory vote as to whether future advisory votes on executive compensation similar to the preceding resolution should be held every one, two or three years.

The Board believes that holding the vote every three years is appropriate, in light of our goal to tie our pay programs to the long-term performance of our Company. For example, our performance share, restricted stock,  and stock option awards are all contingent upon the satisfaction of multi-year performance or time-vesting conditions. We believe this long-term focus is particularly appropriate given the cyclical nature of our industry and the impact of forces external to our business on our results. Holding a “Say on Pay” vote more frequently than every three years would therefore not permit our shareholders to fully assess the effectiveness of our pay programs in incentivizing our executives to perform with the long-term interests of our shareholders in mind, rather than their own opportunity for short-term gain. Moreover, a vote every three years would give the Compensation Committee more time to understand a shareholder vote, engage in dialog with shareholders, and respond to the results with meaningful changes to our compensation plans.

For the reasons discussed above, the Board recommends that future advisory votes on executive compensation be held every three years.

Irrespective of the Board’s recommendation, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 allows shareholders to cast a non-binding advisory vote as to whether future advisory votes on executive compensation as described in Proposal III should be held every one, two or three years. Shareholders also have the right to abstain from voting on this matter.

Our Board of Directors recommends that you cast an advisory vote "FOR" the following resolution:

RESOLVED, that the shareholder non-binding advisory vote for the approval of the compensation paid to the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, the compensation disclosure rules of the SEC, compensation tables and narrative discussion, shall be held every three years.

Proxies will be so voted unless stockholders specify otherwise in their proxies.

PROPOSAL V.

INDEPENDENT PUBLIC ACCOUNTANTS

It is the recommendation of our Audit Committee to appoint the firm of BDO USA, LLP (“BDO”) as independent auditors of the Company for its fiscal year ended December 31, 2014, and our Audit Committee is submitting such selection to the Company's stockholders for their ratification. The Board recommends that such appointment be approved by the stockholders. The affirmative vote of a majority of the shares of Common Stock present or represented at the meeting is necessary to ratify the appointment of BDO. A representative of BDO is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. If the foregoing proposal is not approved, or if BDO declines to act or otherwise becomes incapable of performing, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to fiscal year 2014 will be subject to approval by the stockholders at the 2015 Annual Meeting.

In accordance with its charter, the Audit Committee annually selects and engages the Company’s independent registered public accounting firm for each year. The Audit Committee initially selected and engaged Hein & Associates LLP (“Hein”) as the Company’s independent registered public accountants for fiscal 2014. Hein had also audited the Company’s financial statements for 2013 and 2012. Senior management of the Company concluded that it would be in the Company’s best interest for the Company to engage a new independent registered public accounting firm for 2014 with experience in auditing master limited partnerships. The Company filed with the Internal Revenue Service a request for a ruling that certain of its income to be derived by a newly formed limited partnership will constitute qualifying income. The Audit Committee was kept apprised of this matter.

On September 3, 2014, the Company, with the approval of the Audit Committee, dismissed Hein as the Company’s independent registered public accounting firm and engaged BDO as the Company’s independent auditor for the fiscal year ending December 31, 2014.

Hein’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2013 and 2012 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2013 and 2012, and the subsequent interim period through September 3, 2014, there were no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, would have caused Hein to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years.

In April, 2013, Hein advised the Company of the below-described deficiency that constituted a material weakness in the Company’s internal controls over financial reporting: in connection with the preparation of the Company’s financial statements, the Company had a lack of sufficient, qualified personnel to design and manage an effective control environment.

Due to the lack of sufficient, qualified personnel, the Company did not have the appropriate level of accounting knowledge, experience and training in US GAAP to assess the completeness and accuracy of our accounting matters. In addition, the Company did not maintain effective controls over the period-end financial reporting process, including controls with respect to the preparation, review, supervision and monitoring of accounting operations. Specifically, the Company did not maintain effective controls to provide reasonable assurance that monthly account reconciliations were reviewed on a timely basis and that monthly and quarterly financial information was prepared and reviewed timely. The Company had insufficient segregation of duties and insufficient controls that would mitigate conflicting roles within the control environment to prevent material misstatement.

The Company has remediated the above described material weakness.

During the Company's two most recent fiscal years ended December 31, 2013 and through the date of BDO’s engagement, the Company did not consult with BDO on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and BDO did not provide either a written report or oral advice to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of any disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Principal Accounting Fees and Services

	For the Year Ended December 31,
	2013	2012
Audit Fees(a)	$462,830	$393,600
Audit related fees(b)	—	58,955
Tax preparation fees	—	—
All other fees	—	—

TOTAL	$462,830	$452,555

(a)	Includes fees paid to Hein for our annual audit and quarterly reviews and services in connection with our filing of registration statements.
(b)	Includes fees paid to Hein for audit services related to acquisitions.

The Audit Committee generally makes recommendations to the Board of Directors regarding the selection of the independent registered accounting firm, reviews the independence of such accountants, approves the scope of the annual audit, approves the rendering of any material non-audit services by the independent accountants, approves the fee payable to the independent accountants and reviews the audit results. The Audit Committee approves all fees paid to our principal accountants.

Based on the recommendation of our Audit Committee, our Board of Directors recommends that stockholders vote FOR the appointment of BDO as auditor. Unless otherwise directed by a proxy marked to the contrary, it is the intention of management to vote proxies FOR the appointment of BDO as auditor.

CORPORATE GOVERNANCE

The business, property and affairs of the Company are managed by the Chief Executive Officer and Chief Operating Officer under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for overall performance and direction of the Company, but is not involved in the day-to-day operations. Members of the Board keep informed of the company’s business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with the Chief Executive Officer and other officers. The Company’s leadership structure is appropriate as described below.

We have been operating since our formation using the traditional U.S. board leadership structure, under which our interim chief executive officer also serves as chairman of the board of directors. This person also owns a majority of our common stock. We believe that our Company, like many U.S. companies, has been well-served by this leadership structure. Having one person serve as both chief executive officer and chairman of the board demonstrates for our employees, suppliers, customers and other stakeholders that the company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the board of directors eliminates the potential for confusion or duplication of efforts, and provides clear leadership for our Company. We believe having one person, who is the majority shareholder of our company, serve as CEO and chairman of the board is best for our Company and our shareholders.

The Board has adopted corporate governance guidelines that addresses significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities. Among the areas addressed by the guidelines are director qualifications and responsibilities, Board committee responsibilities, selection and election of directors, director compensation and tenure, director orientation and continuing education, access to management and independent advisors, succession planning and management development, board meetings and board and committee performance evaluations. The Board’s Nominating/Corporate Governance committee is responsible for assessing and periodically reviewing the adequacy of these guidelines.

The guidelines provide that at least a majority of the members of the Board must be independent as required by NYSE MKT corporate governance listing standards. The Board has affirmatively determined that all directors, with the exception of Mr. Gary C. Evans, Chairman qualify as independent directors under these standards based on its review of all relevant facts and circumstances.

The Company also has an audit committee established in accordance with the requirements of the NYSE MKT and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As the Company qualifies as a smaller reporting company, the audit committee is currently comprised of two independent directors: Ms. Julie E. Silcock, Chairman, and Mr. Ronald H. Walker. The Board of Directors has also determined that Ms. Silcock qualifies as an audit committee financial expert as defined in item 401(h) of Regulation S-K. No member of the Audit Committee serves on the audit committees of more than two other public companies.

Code of Conduct and Code of Ethics

We have a code of conduct and code of ethics that applies to its officers, employees and directors. These codes assist employees in resolving ethical issues that may arise in complying with our policies. Our senior financial officers are also subject to the code of ethics for senior financial officers. The purpose of these codes is to promote, among other things:

●	ethical handling of actual or apparent conflicts of interest;

●	full fair and accurate and timely disclosure in filings with the SEC and other public disclosures;
●	compliance with the law and other regulations;
●	protection of the Company’s assets;
●	insider trading policies; and
●	prompt internal reporting of violations of the codes.

Both of these codes are available on our website at www.greenhunterresources.com. We will provide these codes free of charge to stockholders who request them. Any waiver of these codes with respect to officers and directors of the company may be made only by the Board of Directors and will be disclosed to stockholders on our website, along with any amendments to these codes.

Communication with the Board

The Board has approved the process that stockholders or other interested parties may use in contacting the members of the Board.  All parties wishing to communicate with the Board should address letters to:

GreenHunter Resources, Inc.

Attention: Corporate Secretary

1048 Texan Trail

Grapevine, Texas 76051

In addition, interested parties may e-mail the corporate secretary at: mjohnston@greenhunterresources.com.   All such communications will be forwarded by the Secretary directly to the Board.

Identification of Director Candidates

Our Nominating/Corporate Governance Committee is responsible for identifying and reviewing director candidates to determine whether they qualify for and should be considered for membership on the Board.  The Committee seeks candidates from diverse business and professional backgrounds with outstanding integrity, achievements, judgment and other skills and experience that will enhance the Board’s ability to serve the long-term interests of stockholders.  Members of the Board will be asked to submit recommendations when there is an opening or anticipated opening for a director position.  The Nominating/Corporate Governance Committee may also use outside sources or third parties to find potential Board member candidates, and similarly may use the services of outside sources or a third party to identify, evaluate or assist in identifying or evaluating nominees brought to their attention.

The Nominating/Corporate Governance Committee will also consider director candidates recommended by the stockholders.  For the 2015 annual meeting of stockholders, any such recommendation should be submitted in writing on or before August 19, 2015, to permit adequate time for review by the Committee.  The recommendation should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications, the candidate’s consent to being considered as a nominee, and a way to contact the candidate to verify his or her interest and to gather further information, if necessary.  In addition, the stockholder should submit information demonstrating the number of shares he or she owns.  Stockholders may send recommendations for director candidates to the address listed above under “Communication with the Board.”

BOARD MEETINGS, ATTENDANCE AND COMMITTEES

The Board met seven times during the year ended December 31, 2013, including telephone meetings.  All directors attended at least 75% of the meetings held.  The Board took all other actions by unanimous written consent during 2013.  In addition, all directors attended at least 75% of all meetings of each of the committees on which they served.  Mr. Evans, Chairman of the Board, acts as chairman of each Board meeting.

The Company’s non-management directors, which are all of the Board members other than Mr. Evans, meet at regularly scheduled executive sessions without management. The non-management directors at each meeting determine by vote who shall serve as the presiding director at those executive sessions. Persons wishing to communicate with the non-management directors may do so by writing to them at the corporate headquarters in care of the Secretary, marked Privileged and Confidential.

The Company encourages the directors to attend, but does not have a policy that all of the directors must be present at the annual meeting of stockholders.  Last year, none of the directors attended the annual meeting. The Board has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee.

Audit Committee Report

The following is the report of the Audit Committee for the year ended December 31, 2013.

Management is responsible for the Company’s financial reporting process and systems of internal control. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The primary purpose of the Audit Committee is to monitor and oversee these processes, the independence and performance of the Company’s independent auditors and the Company’s internal audit function. It assists the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including oversight of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements and the Company’s legal compliance and ethics programs as established by management and the Board. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose if deemed necessary. The specific responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Audit Committee on February 13, 2008 and which can be found on our website, www.greenhunterresources.com under the “Corporate Governance” link.

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by calling the Company’s confidential employee hotline number disclosed on the Company’s website: www.greenhunterresources.com.

The Audit Committee met four times in 2013 and 2014 concerning activities related to fiscal 2013 matters. The following is a report on the Audit Committee’s activities relating to the fiscal year 2013 activities:

The Audit Committee:

i.	Reviewed and discussed with the Company’s management, the Company’s audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC;

ii.

Discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements; and

iii.

Received written disclosures and a letter from the independent auditors required by the Independence Standards Board No. 1 (which relates to the auditor’s independence from the Company and its affiliates) and discussed with Hein, the auditor’s independence from the Company. These discussions included a review of all audit and non-audit services provided by the independent auditors to the Company.

Based on the review and discussion referred to above, the Audit Committee made a recommendation to the Board of Directors that the Company’s audited financial statements be approved and included in the Company’s annual report on Form 10-K for year ended December 31, 2013 filed with the SEC.

Audit Committee:

Julie E. Silcock
Ronald H. Walker

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is comprised of two independent, non-employee Directors. The two members of the Committee are Roy E. Easley, Chairman, and Ronald H. Walker, and both are independent under the NYSE MKT corporate governance listing standards. The Committee’s responsibilities include the following: (i) general corporate oversight, including oversight of the evaluation of the performance of the Board; (ii) identify and interview individuals qualified to become Board members and recommend such individuals to the Board for selection as director nominees for the next annual meeting of stockholders and/or to fill any existing vacancies as they may occur from time to time among the directors; (iii) develop and recommend to the Board a set of corporate governance principles and guidelines applicable to the Company; (iv) develop and recommend to the Board a code of business conduct and ethics applicable to the Company; and (v) develop and recommend to the Board a code of ethics for senior financial officers applicable to the Company’s principal executive officer, principal financial officer, and principal accounting officer or persons performing similar functions. The Committee met one time in 2013.

The specific responsibilities of the Nominating/Corporate Governance Committee are identified in the Committee’s charter, which is available on the Company’s website at www.greenhunterresources.com under the “Corporate Governance” link.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for recommending the types and levels of compensation for executive officers of the Company. The Committee is comprised of two independent, non-employee Directors. Following thorough review and approval by the Committee, decisions relating to executive compensation are reported to and approved by the full Board of Directors. The Compensation Committee, currently composed of Roy E. Easley, Chairman and Julie E. Silcock, makes recommendations to the Board of Directors regarding compensation for the Company's executive officers and administers the Company's Stock Option Plan. The Compensation Committee met one time in 2013 regarding compensation matters for the Company related to fiscal year 2013. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent permitted by applicable law, to any other body or individual.

The specific responsibilities of the Compensation Committee are identified in the Committee’s charter, which is available on the Company’s website at www.greenhunterresources.com under the “Corporate Governance” link.

Executive Compensation

Summary Compensation Table.

The following table sets forth all compensation for the fiscal years ended 2013 and 2012 awarded to, earned by or paid to executive officers of the Company.

Summary Compensation Table.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Deferred Comp ($)	Stock Awards ($)	Option Awards ($)		All Other Comp($) ****	Total ($)
Gary C. Evans —	2013	300,000		225,000		0	690,000	*****	12,000	1,227,000
Chairman	2012	426,561	**	—		103,275	974,905	***	12,000	1,516,741

Jonathan D. Hoopes** —	2013	281,096		175,000		27,250	318,000	*****	12,000	813,346
President, COO, and Interim CEO	2012	294,231		—		19,230	243,726	***	12,000	569,187

David S. Krueger* —	2013	142,160		25,000		0	132,500	*****	8,307	307,967
VP and CFO	2012	436,616	**	—		81,750	97,490	***	5,076	620,939

Ronald McClung* —	2013	63,086		—		0	195,000	*****	3,696	261,782
Sr. VP and CFO	2012	0		—		0	0		0	0

Morgan F. Johnston —	2013	200,000		25,000		0	106,000	*****	12,000	343,000
Sr. VP, General Counsel and Secretary	2012	243,155		—		16,076	97,490	***	9,230	365,951

*	Mr. Krueger was the Company’s Vice President and CFO until August 23, 2013. Mr. McClung was appointed the Company’s Senior Vice President and CFO effective September 1, 2013.
**

Mr. Evans’ compensation for 2012 includes $212,000 of deferred compensation from 2011. Mr. Krueger’s compensation for 2012 includes $140,674 of deferred compensation from 2011. Mr. Evans resigned as our chief executive officer on December 31, 2012, and was reappointed to that position on an interim basis on January 15, 2014 following the resignation of Mr. Hoopes as director, interim chief executive officer, president and chief operating officer effective as of the same date.

***

Mr. Evans received a stock option grant for 1,000,000 shares, vesting upon completion of certain performance criteria at an exercise price of $1.65 on February 13, 2012. Mr. Hoopes received a stock option grant for 250,000 shares, vesting upon completion of certain performance criteria at an exercise price of $1.65 on February 13, 2012. Mr. Krueger received a stock option grant for 100,000 shares, vesting over a three year period at an exercise price of $1.65 on February 13, 2012. Mr. Johnston received a stock option grant for 100,000 shares, vesting over a three year period at an exercise price of $1.65 on February 13, 2012.

****	This column represents the employees’ car allowance for the applicable year.
*****

Mr. Evans received a stock option grant for 1,000,000 shares, vesting over a three year period at an exercise price of $1.15 on June 14, 2013. Mr. Hoopes received a stock option grant for 300,000 shares, vesting over a three year period at an exercise price of $1.74 on February 1, 2013. Mr. Krueger received a stock option grant for 125,000 shares, vesting over a three year period at an exercise price of $1.74 on February 1, 2013. Mr. Johnston received a stock option grant for 100,000 shares, vesting over a three year period at an exercise price of $1.74 on February 1, 2013. Mr. McClung received a stock option grant for 250,000 shares vesting over a three year period at an exercise price of $1.33 on October 15, 2013.

Outstanding Equity Awards at Fiscal Year-End

The following non-incentive stock options were outstanding to the below named executives at December 31, 2013:

Name	Number of shares of common stock underlying unexercised options exercisable	Number of shares of common stock underlying unexercised options unexercisable	Price ($/sh)		Expiration Date
Gary C. Evans,	352,000	—	18.91		February 13, 2018
Chairman	1,000,000	—	1.96		August 26, 2019
	666,666	333,334	0.90		April 6, 2021
	600,000	400,000	1.65		February 13, 2022
	0	1,000,000	1.15		June 14, 2023
Jonathan D. Hoopes,	100,000	0	1.41		December 11, 2019
President, COO and	266,666	133,334	0.90		April 6, 2021
Interim CEO***	100,000	0	1.65		February 13, 2022
	0	300,000	1.74		February 1, 2023
David S. Krueger,	550,000	—	5.00	*	May 5, 2017
Vice President and CFO**	110,000	—	18.91		February 13, 2018
	300,000	—	1.96		August 26, 2019
	66,666	33,334	0.90		April 6, 2021
	33,333	66,667	1.65		February 13, 2022

Morgan F. Johnston,	500,000	0	5.00	*	May 5, 2017
Sr. Vice President, General Counsel and Secretary	110,000	0	18.91		February 13, 2018
	300,000	0	1.96		August 26, 2019
	100,000	50,000	0.90		April 6, 2021
	33,333	66,667	1.65		February 13, 2022
	0	100,000	1.74		February 1, 2023
Ronald McClung,	0	250,000	1.33		October 15, 2023
Sr. Vice President and CFO**

*

There was no public market for our common shares on the date of grant of the option. Accordingly, the amounts set out in this column are based upon the fair market value per common share as estimated by us as at the date of grant of the option, which was $5.00.

**	Mr. Krueger was the Company’s Vice President and CFO until August 23, 2013. Mr. McClung was appointed the Company’s Senior Vice President and CFO effective September 1, 2013.
***	Mr. Hoopes resigned as director, interim chief executive officer, president and chief operating officer effective January 15, 2014.

Director Compensation

The following compensation was paid to our independent members of the board of directors for the year ended December 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards** ($)	Option Awards*** ($)	Total ($)
Roy E. Easley	0	50,000	0	50,000
Julie E. Silcock*	0	36,528	92,780	129,308
Ronald H. Walker	0	50,000	0	50,000

*	Ms. Silcock was not elected to our board of directors until January 8, 2013.
**

Our board of directors determined not to receive any cash compensation payments with respect to 2013 for acting as a director. However, our directors received restricted stock payments in lieu of their annual retainer payment. Mr. Walker and Mr. Easley received 45,272 shares of restricted common stock, and Ms. Silcock received 36,711 shares of restricted common stock. The number of shares each director received was based on the market price of the stock on the date the retainer was earned.

***

Ms. Silcock received an option grant of 100,000 shares on January 8, 2013. The exercise price for such options is $1.53 per share, and the options vest in three equal tranches over a three year period.

For fiscal 2014, our directors (other than members of our management) will be entitled to receive an annual retainer of $50,000, payable quarterly, plus $1,000 per meeting of our board of directors, $500 per meeting of a committee of the board attended or $250 if such board member attends a board or committee meeting by telephone. These directors will also be reimbursed for all out-of-pocket expenses incurred in their capacities as members of the board. We will also grant new independent directors 100,000 stock options at an exercise price equal to the then market value vesting over a three year period. We currently maintain directors and officers liability insurance coverage with an aggregate policy limit of $5,000,000.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information regarding beneficial ownership of our common stock and Series C Preferred Stock as of August 30, 2014 held by (i) each of our directors and named executive officers; (ii) all directors and executive officers as a group; and (iii) any person (or group) who is known to us to be the beneficial owner of more than 5% of our common stock or Series C Preferred Stock.

The number of shares beneficially owned by each director or executive officer is determined under SEC rules, and the information is not necessarily indicative of the beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 24, 2014, through the exercise of any stock option or other right to purchase, such as a warrant. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed may include, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest. The table that follows is based upon information supplied in a questionnaire completed by each executive officer, director and principal stockholder.

There are no arrangements known to us which may at a subsequent date result in a change-in-control.

Unless otherwise specified in a footnote to the table below, the address of each of the persons set forth is in care of GreenHunter Resources, Inc., 1048 Texan Trail, Grapevine, Texas 76051.

Title of Class (10)	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (9)
Common Stock	Gary C. Evans	19,940,309	(1)	52.9
Common Stock	Roy E. Easley	241,674	(2)	*
Common Stock	Julie E. Silcock	170,044	(3)	*
Common Stock	Ronald H. Walker	381,118	(4)	1.1
Common Stock	Kirk J. Trosclair	453,939	(5)	1.3
Common Stock	Morgan F. Johnston	1,119,861	(6)	3.2
Common Stock	Ronald McClung	0		—
Common Stock	All officers and directors as a group (7 persons named above)	22,306,945		56.3
Common Stock	West Coast Opportunity Fund, LLC	1,225,250	(7)	3.6
Common Stock	Triad Hunter, LLC	2,726,722	(8)	7.9
Series C Preferred Stock	West Coast Opportunity Fund, LLC	345,000	(7)	17.2

*	Less than 1%.
(1)

Includes 10,167,100 shares held directly by Investment Hunter, LLC, 4,000,000 shares held directly by Evans Equities LP, and 15,800 shares held as custodian for his children. It also includes 250,000 common stock purchase warrants at an exercise price of $1.50, 250,000 common stock purchase warrants at an exercise price of $2.50, 8,888 common stock purchase warrants at an exercise price of $2.25, 107,142 common stock purchase warrants at an exercise price of $0.01, 352,000 common stock purchase options at an exercise price of $18.91 per share and 1,000,000 common stock purchase options at an exercise price of $1.96, 1,000,000 common stock purchase options at an exercise price of $.90, 600,000 common stock purchase options at an exercise price of $1.65 and 333,333 common stock purchase options at an exercise price of $1.15. Gary C. Evans is the manager of Investment Hunter, LLC and the general partner of Evans Equities LP and his children are the beneficial owners of each.

(2)	Includes 66,666 common stock purchase options at an exercise price of $1.65 per share.
(3)

Includes 25,000 common stock purchase warrants at an exercise price of $1.50, 25,000 common stock purchase warrants at an exercise price of $2.50, and 33,333 common stock purchase options at an exercise price of $1.53.

(4)	Includes 100,000 common stock purchase options at an exercise price of $10.00 per share and 100,000 common stock purchase options at an exercise price of $1.96 per share.
(5)

Includes 5,000 common stock purchase options at an exercise price of $20.02 per share, 10,000 common stock purchase options at an exercise price of $1.96, 350,000 common stock purchase options at an exercise price of $.90, 10,000 common stock purchase options at an exercise price of $1.65, 61,666 common stock purchase options at an exercise price of $1.74 and 8,888 common stock purchase warrants at an exercise price of $2.25.

(6)

Includes 500,000 common stock purchase options at an exercise price of $5.00 per share, 110,000 common stock purchase options at an exercise price of $18.91 per share, 300,000 common stock purchase options at an exercise price of $1.96 per share, 50,000 common stock purchase options at an exercise price of $.90 per share, 100,000 common stock purchase options at an exercise price of $1.65 per share and 33,333 common stock purchase options at an exercise price of $1.74.

(7)

West Coast Asset Management, Inc. is the sole managing member of West Coast Opportunity Fund, LLC. R. Atticus Lowe, Lance W. Helfert and Paul J. Orfalea are principals of West Coast Asset Management, Inc. and have voting and dispositive authority over the securities of the Company held by West Coast Opportunity Fund, LLC. The address for West Coast Opportunity Fund, LLC is 2151 Alessandro Drive, Suite 1000, Ventura, California 93001.

(8)

Includes 1,846,722 shares of common stock and 880,000 shares of common stock issuable upon the conversion of a promissory note in the original principal amount of $2.2 million ate the option of Triad Hunter, LLC based on a conversion price of $2.50 per share. The address for Triad Hunter, LLC is c/o Magnum Hunter Resources Corporation, 777 Post Oak Blvd., Suite 650, Houston, Texas 77056.

(9)

A total of 33,796,389 shares of GreenHunter Resources’ Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner below, any options exercisable or securities convertible into common within 60 days have been included in the denominator.

(10)	Our directors and executive officers do not beneficially own Series C Preferred Stock.

Certain Relationships and Related Transactions, and Director Independence Transactions with Related Persons

Review, Approval or Ratification of Transactions with Related Persons

As provided by our Audit Committee charter, all related party transactions are to be reviewed and pre-approved by our audit committee. A “related party transaction” is defined to include any transaction or series of transactions exceeding $120,000 in which we are a participant and any related person has a material interest. Related persons would include our directors, executive officers (and immediate family members of our directors and executive officers), and persons controlling over five percent of our outstanding common stock. In determining whether to approve a related party transaction, the audit committee will generally evaluate the transaction in terms of the following:

•	The nature of the relationships among the parties;

•	The materiality of the transaction to the Company;

•	The availability of other sources for comparable products or services;

•	The terms available to unrelated third parties or to employees generally;

•	The related person’s interest in the transaction; and

•	The benefit of the transaction to the related person and to the Company.

Additionally, in cases of transactions in which a director or executive officer may have an interest, our board of directors also will evaluate the effect of the transaction on such individual’s willingness or ability to properly perform his or her duties at the Company.

The audit committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of our audit committee, that member will not participate in the audit committee’s deliberations.

Transactions with Management and Others

On February 17, 2012, the Company closed on the acquisition of 100% of the equity ownership interest of Hunter Disposal, LLC, a former wholly owned subsidiary of Triad Hunter LLC. Triad Hunter LLC, is a wholly owned subsidiary of Magnum Hunter Resources Corporation. The terms and conditions of the equity purchase agreement between the parties were approved by the audit committee or an independent special committee for each party.

In the fourth quarter of 2013, the Company closed on the private placement of approximately $1.5 million of the Company’s Unsecured Term Notes due one year from the date of issuance together with 134,211 common stock purchase warrants. Each warrant entitles the holder to purchase one share of common stock of the Company for $2.25 per share and has an expiration date of five years from the date of issuance. 17,776 of these warrants were issued to Gary C. Evans and Kirk J. Trosclair, officers of the Company, in association with $200 thousand of the notes. The net proceeds of the placement are intended to fund MAG Panel™ inventory.

On December 12, 2013, the Company issued 107,142 warrants with an exercise price of $0.01 to Mr. Evans, the Company’s Chairman. The warrants expire five years from the date of issue and are associated with a loan from the Chairman to the Company of $1.5 million. The Company entered into a promissory note with the Chairman for the loan which has an interest rate of 13% and a maturity date of March 1, 2014. The maturity date can be extended by the Company for 30 days with notification.

On January 1, 2014, Mr. Evans entered into another formal Letter Agreement with the Company whereby he guaranteed the Company’s liquidity needs for fiscal 2014 in an amount not to exceed $2.0 million.

MANAGEMENT

Executive officers of the Company are elected by the Board and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

Name	Age	Offices Held
Gary C. Evans	57	Chairman and Interim Chief Executive Officer
Kirk J. Trosclair	43	Executive Vice President, Chief Operating Officer
Morgan F. Johnston	54	Senior Vice President, General Counsel and Secretary
Ronald T. McClung	64	Senior Vice President and Chief Financial Officer
Robert Sloan	37	Sr. VP Operations – GreenHunter Water
John Jack	43	Sr. VP of GreenHunter Water Appalachian Division
Paul Falgoust	50	Director of Business Development and Operations/
Noble “Rick” Zickefoose	57	Vice President of GreenHunter Water
Terry Clark	47	Vice President of GreenHunter Hydrocarbons

Gary C. Evans – Chairman and Interim CEO

Gary C. Evans is the Chairman and founder of GreenHunter Resources. Mr. Evans served as the Company’s President from inception until October 1, 2009 and as its CEO from inception until January 2013. He has served as the Company’s interim CEO since January 15, 2014.

Gary C. Evans presently serves as Chairman of the Board and Chief Executive Officer of Magnum Hunter Resources Corporation (NYSE: “MHR”), a Houston based oil and gas exploration and production company specializing in unconventional resource plays in North America where he has held that position since taking over the Company in May 2009. Mr. Evans previously founded and served as the Chairman and Chief Executive Officer of Magnum Hunter Resources Inc. (MHRI), a NYSE listed company, for twenty years before selling MHRI to Cimarex Energy for approximately $2.2 billion in June 2005. Mr. Evans is an Individual Trustee of TEL Offshore Trust, a publicly listed oil and gas trust, and is a Director of Novavax Inc., a NASDAQ listed clinical-stage vaccine biotechnology company. Mr. Evans was recognized by Ernst and Young as the Southwest Area 2004 Entrepreneur of the Year for the Energy Sector and was subsequently inducted into the World Hall of Fame for Ernst & Young Entrepreneurs. Mr. Evans was also recognized as the Energy Industry Leader of the year in 2013 and chosen by Finance Monthly in 2013 as one of the most respected CEO’s. Mr. Evans was recently chosen as the Best CEO in the “Large Company” category by Texas Top Producers in 2013. He additionally won the Deal Maker of the Year Award in 2013 by Finance Monthly. Mr. Evans serves on the Board of the Maguire Energy Institute at Southern Methodist University and speaks regularly at energy industry conferences around the world on the current affairs of the oil and gas industry.

Morgan F. Johnston – Senior Vice President, General Counsel, and Secretary

Morgan F. Johnston has served as Senior Vice President, General Counsel and Secretary of the Company since March 1, 2007. From June 2005 until March 1, 2007, Mr. Johnston was a sole practitioner representing clients in corporate and securities law. He previously served as the Senior Vice President, General Counsel and Secretary of Magnum Hunter Resources, Inc. (MHR), a NYSE listed company, from January 1, 2003 to June of 2005. He served as MHR’s Vice President and General Counsel since April 1997 and also served as MHR’s Secretary since May 1996. Magnum Hunter Resources, Inc. was in the business of exploration and production of crude oil and natural gas.

Mr. Johnston was in private practice as a sole practitioner from May 1996 to April 1997, specializing in corporate and securities law. From February 1994 to May 1996, Mr. Johnston served as General Counsel for Millennia, Inc. and Digital Communications Technology Corporation, two MKT listed companies. He also previously served as securities counsel for Motel 6 L.P., an NYSE listed company. Mr. Johnston graduated cum laude from Texas Tech Law School in May 1986 and was also a member of the Texas Tech Law Review. He is licensed to practice law in the State of Texas.

Ronald McClung – Senior Vice President and Chief Financial Officer

Mr. McClung, who is a Certified Public Accountant (CPA), brings more than twenty-five years of both public and private company audit, treasury, risk management, SEC public company reporting, Sarbanes-Oxley compliance, due diligence and acquisition integration experience. Mr. McClung initiated his career as an audit manager while at public accounting firms KPMG and Robinson, Burdette, Martin & Cowan, LLP, and as a Corporate Controller while at Key Energy Services, Inc. and as a Chief Financial Officer at Basic Energy Services, Inc. Most of Mr. McClung’s experience has been in the oilfield service sector with companies that are heavily involved in both salt water disposal and trucking operations associated with this business. Most recently, Mr. McClung has served as Corporate Controller for Patterson-UTI Energy, Inc. – a land based oil and gas well drilling and pressure pumping services company. Mr. McClung earned a Bachelor of Accounting degree from Texas Tech University where he graduated Summa Cum Laude

Kirk J. Trosclair - Executive Vice President – GreenHunter Water

Kirk J. Trosclair presently serves as Executive Vice President of Green Hunter Water, a wholly owned subsidiary of GreenHunter Resources, Inc. (NYSE MKT: “GRH”); a listed water resource company focusing on oil field water management and clean water technologies. Mr. Trosclair also serves as Senior Vice President of Equipment Services of Magnum Hunter Resources Corporation (NYSE “MHR”), a Houston based oil and gas exploration and production company specializing in unconventional resource plays in North America where he has held that position since February 2010.   Mr. Trosclair brings more than 21 years of oil & gas service industry experience to Magnum Hunter Resources Corporation and Green Hunter Water.  His background includes logistics, drilling, construction, and business development experience. Prior to joining Magnum Hunter Resources Corporation, Mr. Trosclair served as Director of Terminal Operations for GreenHunter Resources, Inc., from April 2007 through February 2010.  Mr. Trosclair received his Business Administration and A.S. Petroleum Engineering Technology from Nicholls State University.

Robert W. Sloan III - Sr. VP Operations – GreenHunter Water

Mr. Sloan currently serves as Senior Vice President of Operations for GreenHunter Water. Prior to this role, Mr. Sloan provided GreenHunter Water with operations, development and acquisition related consulting since June 2011.  Mr. Sloan brings more than a decade of operations and finance experience with high growth companies in the oil and gas industry serving as COO and CTO. He has facilitated acquisitions, divestures, and corporate development.  Mr. Sloan received his BBA in Business Management from the University of Texas.

Noble “Rick” Zickefoose – Vice President – GreenHunter Water

Mr. Zickefoose presently serves as Vice President of GreenHunter Water, a subsidiary of GreenHunter Resources, Inc. Mr. Zickefoose brings more than 34 years of diversified oil and gas experience. Mr. Zickefoose’s background includes geology, engineering, drilling, completions, production, operations and water injection in the Appalachian Basin. Mr. Zickefoose received a B.S Degree in Geology in 1979 from West Virginia University and is a Certified Petroleum Geologist.

Terry Clark – Vice President – GreenHunter Hydrocarbons

Mr. Clark presently serves as Vice President of GreenHunter Hydrocarbons and manager of this division. Mr. Clark has 17 years of experience managing hydrocarbons in the Appalachian Basin and has established industry-wide relationships with producers and refiners that will be extremely valuable to this business segment.

John Jack - Sr. VP of GreenHunter Water Appalachian Division

Mr. Jack serves as Vice President of Business Development at GreenHunter Water. Mr. Jack brings more than 22 years of management services to GreenHunter. His background includes environmental, construction, government contracts, fleet management and logistics and project development experience. Prior to GreenHunter, Mr. Jack was proprietor of five development companies after serving three years as Director of American Eagle – a government contractor. Mr. Jack graduated with a Bachelor of Science in Construction Management from the University of Washington and has a private pilot license.

Paul Falgoust - VP of Business Development and Operations – GreenHunter Environmental Solutions

Mr. Falgoust joined GreenHunter in May 2012 and currently serves as Director of Business Development and Operations for the Oklahoma Division of GreenHunter.  Mr. Falgoust, brings more than 30 years experience with business development, pipeline and environmental experience.  Mr. Falgoust studied business administration at Louisiana Tech University.

STOCKHOLDER’S PROPOSALS AND OTHER MATTERS

The Company’s management is not aware of any matters other than those set forth in this Proxy Statement which will be presented for action at the meeting. If any other matters should properly come before the meeting, the persons authorized under management's proxies shall vote and act with respect thereto according to their best judgment.

Proposals of stockholders intended to be presented at the 2015 Annual Meeting of Stockholders must be received by the Company by August 19, 2015 and concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company's Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The Company will bear the cost of the solicitation of the Board of Directors' proxies for the meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitations may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company. No additional compensation will be paid to such individuals.

REVOCABLE PROXY

GREENHUNTER RESOURCES, INC.

1048 Texan Trail, Grapevine, TX 76051

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary C. Evans and Morgan F. Johnston, or either of them, with full power of substitution, proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of GreenHunter Resources, Inc., (the “Company”) to be held on Friday, December 19, 2014, at our corporate office located at 1048 Texan Trail, Grapevine, TX 76051 at 10:00 a.m., Central Daylight Time, and any and all adjournments or postponements thereof, with respect to the following matters described in the accompanying Proxy Statement and, in their discretion, on other matters which come before the meeting.

(1)	To elect one (1) Director for a term of three (3) years or until her respective successor is duly qualified and elected;

[ ] FOR [ ] AGAINST [ ] ABSTAIN

(2)	To ratify certain restricted stock grants to independent board members and certain officers;

[ ] FOR [ ] AGAINST [ ] ABSTAIN

(3)	To make an advisory vote to approve named executive officer compensation;

[ ] FOR [ ] AGAINST [ ] ABSTAIN

(4)	To make an advisory vote as to whether future advisory votes on executive compensation should be held every one, two, or three years;

[ ] ONE YEAR     [ ] TWO YEARS    [ ] THREE YEARS      [ ] ABSTAIN

(5)	To ratify the appointment of BDO USA, LLP as the Company’s independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 2014; and

[ ] FOR [ ] AGAINST [ ] ABSTAIN

(6)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

Your Board of Directors unanimously recommends a vote FOR the proposals set forth above

(Continued and to be signed on the reverse side)

(Continued from other side)

This Proxy will be voted at the Special Meeting or any adjournment or postponement thereof as specified. If no specifications are made, this Proxy will be voted FOR the proposals as set forth above. This Proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

Date:________________________________, 2014

________________________________________

(Signature)

________________________________________

________________________________________

     (Please print your name)

(Please sign name as fully and exactly as it appears opposite. When signing in a fiduciary or representative capacity, please give full title as such. When more than one owner, each owner should sign. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by an authorized person.)

PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY

AT THE ADDRESS STATED ON THE RETURN ENVELOPE.